MID PENN BANCORP, INC.

Power of Attorney

The undersigned hereby constitutes and appoints each of **Elizabeth O. Martin, Corporate Secretary, and Jennifer M. Trautlein, Chief Communications Officer,** signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as a Director and/or Officer of MID PENN BANCORP, INC. and/or its subsidiaries (the "Corporation") Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such Form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned (i) acknowledges that the foregoing attorneys-in-fact, in serving in such a capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 and (ii) hereby releases and agrees to hold such attorneys-in-fact harmless from any liability resulting from use of this Power of Attorney except in the case of gross negligence or willful misconduct.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of this 16 day of March 2026.

Signed: Paul W. Spotts

Print Name: Paul W. Spotts

Commonwealth of Pennsylvania
County of Dauphin

On this, the 16th day of March, 2026, before me Leanne D Rhoads the undersigned officer, personally appeared Paul W. Spotts, known to me (or satisfactorily proven) to be the person whose name subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seals.

Leanne D Rhoads
Notary Public

Commonwealth of Pennsylvania - Notary Seal
LEANNE D RHOADS - Notary Public
Lancaster County
My Commission Expires April 5, 2029
Commission Number 1275512